AMENDMENT NO. 1 TO

CONVERTIBLE TERM NOTE

This Amendment No. 1 ("*Amendment No. 1*") to the Term Note in principal amount of Five Million Dollars ($5,000,000) (the "*Principal Amount*") dated October 31, 2008 (the "*Note*") by and between Timberline Resources Corporation, a Delaware corporation (the "*Borrower*") and Small Mine Development, LLC, an Idaho limited liability company ("*SMD*"), is entered into effective as of June 30, 2010 (the *"Effective Date"*), by and among the Borrower and SMD.

Recitals

A. The Borrower and SMD entered into the Note pursuant to which the Borrower promised to pay to the order of SMD the Principal Amount together with interest at a rate of ten percent (10%) per annum, compounded monthly (the "*Interest Rate*"); and

B. The Note, including all interest and principal is due and payable in full on October 31, 2010 (the "*Due Date*"); and

C. The Borrower and SMD desire to extend the Due Date of the Note from October 31, 2010 to April 30, 2012 for the consideration to SMD as stated below.

Agreement

NOW, THEREFORE, for and in consideration of the covenants set forth in the Note and this Amendment No. 1, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. As of the Effective Date, the definition of Term Loan Maturity Date in the Credit Agreement, which previously provided that the Note is due and payable in full on October 31, 2010, or such other date as SMD and Borrower may agree upon in writing from time to time, is hereby amended to read as follows:

   "**Term Loan Maturity Date**" means April 30, 2012, or such other date as SMD and Borrower may agree upon in writing from time to time."

2. In consideration for the extension of the Due Date of the Note to April 30, 2012, the Borrower shall pay to SMD all of the accrued interest due on the Note up to and through June 30, 2010 in cash upon the date of execution of this Amendment No. 1, as stated on the signature page hereto, such amount being US$902,724.17 as calculated and shown on Schedule A hereto (the "*Amendment Consideration*").

3. A Note extension fee of one percent (1%) will be paid as additional consideration, such amount being US$50,000.

4. The Amendment Consideration shall be paid by the Borrower to SMD by wire transfer on the date of execution of this Amendment No 1, as stated on the signature page hereto, pursuant to the wire transfer instructions provided by SMD on Schedule B hereto.

5. Interest on the Note will again begin accruing on the Principal Amount at the Interest Rate (10% per annum) on July 1, 2010 and will be payable in cash on the fifth of each month for the interest accrued the previous month, beginning on August 5, 2010.

6. Capitalized terms not defined herein have the meaning ascribed to them in the Note or the Credit Agreement.

7. All other provisions of the Note shall not be deemed to have been amended or altered and shall remain in full force and effect.

8. This Amendment No. 1 may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

IN WITNESS THEREOF, the Borrower and SMD have executed this Amendment No. 1 to the Note as of June 21, 2010.

TIMBERLINE RESOURCES CORPORATION

By: ____________________
Randal Hardy
Chief Executive Officer

SMALL MINE DEVELOPMENT, LLC

By: ____________________
Ron Guill
Manager

Schedule A

Amendment Consideration

Small Mine Development, LLC
Timberline Resources Note Receivable
12/31/2008

Principle amount	5,000,000
Interest rate	10%
Compounding	Monthly
Begin date	10/31/2008

	Beginning Balance	Accrued Interest	Ending Balance
10/31/2008	-	-	5,000,000.00
11/30/2008	5,000,000.00	41,666.67	5,041,666.67
12/31/2008	5,041,666.67	42,013.89	5,083,680.56
1/31/2009	5,083,680.56	42,364.00	5,126,044.56
2/28/2009	5,126,044.56	42,717.04	5,168,761.60
3/31/2009	5,168,761.60	43,073.01	5,211,834.61
4/30/2009	5,211,834.61	43,431.96	5,255,266.57
5/31/2009	5,255,266.57	43,793.89	5,299,060.45
6/30/2009	5,299,060.45	44,158.84	5,343,219.29
7/31/2009	5,343,219.29	44,526.83	5,387,746.12
8/31/2009	5,387,746.12	44,897.88	5,432,644.00
9/30/2009	5,432,644.00	45,272.03	5,477,916.04
10/31/2009	5,477,916.04	45,649.30	5,523,565.34
11/30/2009	5,523,565.34	46,029.71	5,569,595.05
12/31/2009	5,569,595.05	46,413.29	5,616,008.34
1/31/2010	5,616,008.34	46,800.07	5,662,808.41
2/28/2010	5,662,808.41	47,190.07	5,709,998.48
3/31/2010	5,709,998.48	47,583.32	5,757,581.80
4/30/2010	5,757,581.80	47,979.85	5,805,561.65
5/31/2010	5,805,561.65	48,379.68	5,853,941.33
6/30/2010	5,853,941.33	48,782.84	5,902,724.17

Total Accrued Interest at 6/30/10: **$902,724.17**